UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&Q Life Sciences Investors
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Services

June 4, 2012

URGENT MATTER

Re: H&Q Life Sciences Investors

Dear Shareholder,

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the H&Q Life Sciences Investors. This matter pertains to important operating business for the fund.

It is very important that we speak to you regarding this matter. Please call toll-free 1-877-864-5054 extension 7573 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday. We do not require you to provide any account information when calling.

Sincerely,

Frederick M. Bonnell

Managing Director

Shareholder Services

TAGID: 0000123

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